Exhibit 10.55
SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Second Amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement by and between Matador Resources Company, a Texas corporation (“Matador”), acting through its Board of Directors, and Bradley M. Robinson (“Employee”) effective August 1, 2018 (as amended by that certain First Amendment entered into as of July 30, 2019, the “Agreement”) is entered into as of December 31, 2020.
WHEREAS, Matador and Employee previously entered into the Agreement; and
WHEREAS, Section 28 of the Agreement provides that it may be amended at any time by the mutual consent of the parties and Matador and Employee desire to modify certain provisions of the Agreement.
NOW, THEREFORE, Matador and Employee hereby agree to amend the Agreement as follows, effective as of the date hereof:
1.Section 3 of the Agreement is restated in its entirety to provide as follows:
3.Term. Employee’s employment shall be under the terms and conditions of this Agreement and shall expire on March 31, 2021 (the “Term”), subject to earlier termination as provided herein; provided, however, that, beginning on March 31, 2021, the Term shall be extended automatically by one month at the end of each month thereafter unless Matador or Employee gives thirty (30) days written notice to the other that the Term shall not be further extended. Employee acknowledges and agrees that if he remains employed hereunder immediately prior to expiration of the Term, his employment with the Company shall automatically terminate at 12:00 a.m. central time on the expiration of the Term, and he shall be entitled to receive from the Company only (a) those payments set forth in Section 14(a) of this Agreement, and (b) any vested benefits to which he may be entitled under the Company’s benefit plans and programs, which amounts shall be paid in accordance with the terms of such plans and programs.
4.The parties further acknowledge that, except as specifically amended hereby, all terms and conditions of the Agreement remain unchanged and that the Agreement, as amended hereby, is in full force and effect and confirmed in all respects.

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IN WITNESS WHEREOF, Matador and Employee have duly executed this Amendment to be effective as of the date set forth above.

MATADOR RESOURCES COMPANY

By:	/s/ Craig N. Adams
Craig N. Adams
Executive Vice President

EMPLOYEE

/s/ Bradley M. Robinson
Bradley M. Robinson, individually

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